SHERMAN & PHALEN Settlement Statement

A. Note: This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "(p.o.c.)" were paid outside the closing; they are shown here for informational purposes and are not included in the totals. This is not an official governmental disclosure.	
B. Name of Buyers: **Mazz Georgia, LLC 145 West 67th Street New York, NY 10023**	C. Name of Sellers: **Landa App LLC – 1910 Grove Way Hampton GA LLC 996 Greenwood Avenue Northeast Atlanta, GA 30306**
D. Lender: **Michael J. Broyde 1428 Lachona Court Atlanta, GA 30329**	E. Property Location: **1910 Grove Way Hampton, GA 30228**
F. Settlement Date: **04/14/2026** Funding Date: **04/14/2026** Disbursement Date: **04/14/2026**	G. File No.: **26-277-GA**
H. Settlement Agent: **Sherman & Phalen, LLC**	I. Place of Settlement: **1165 Northchase Pkwy SE Suite 450 Marietta, GA 30067**

J. Summary of Borrower's Transaction

100. Gross Amount Due from Borrower	
101. Contract sales price	$117,000.00
102. Personal property	
103. Settlement charges to borrower (line 1400)	$2,944.36
104.	
105.	
Adjustment for items paid by seller in advance	
106. City/Town Taxes	
107. County Taxes	
108. Assessments	
109.	
110.	
111.	
112.	
120. Gross Amount Due from Borrower	**$119,944.36**
200. Amount Paid by or in Behalf of Borrower	
201. Deposit	$1,000.00
202. Principal amount of new loan(s)	$117,998.44
203. Existing loan(s) taken subject to	
204.	
205.	
206.	
207.	
208.	
209.	
Adjustments for items unpaid by seller	
210. City/Town Taxes	
211. County Taxes 01/01/2026 to 04/14/2026	$919.79
212. Assessments	
213. HOA FEES 04/01/2026 to 04/14/2026	$26.13
214.	
215.	
216.	
217.	
218.	
219.	
220. Total Paid by/for Borrower	**$119,944.36**
300. Cash at Settlement from/to Borrower	
301. Gross amount due from borrower (line 120)	$119,944.36
302. Less amounts paid by/for borrower (line 220)	$119,944.36
303. Cash ☐ From ☒ To Borrower	

K. Summary of Seller's Transaction

400. Gross Amount Due to Seller	
401. Contract sales price	$117,000.00
402. Personal property	
403.	
404.	
405.	
Adjustment for items paid by seller in advance	
406. City/Town Taxes	
407. County Taxes	
408. Assessments	
409.	
410.	
411.	
412.	
420. Gross Amount Due to Seller	**$117,000.00**
500. Reductions in Amount Due to Seller	
501. Excess deposit (see instructions)	$1,000.00
502. Settlement charges to seller (line 1400)	$3,638.55
503. Existing loan(s) taken subject to	
504. Payoff to Shellpoint	$86,568.63
505. Payoff to Landa Financing, LLC	$3,304.28
506. Payoff to Yishai Cohen	$12,278.23
507. Payoff to BlueChip	$9,000.00
508.	
509.	
Adjustments for items unpaid by seller	
510. City/Town Taxes	
511. County Taxes 01/01/2026 to 04/14/2026	$919.79
512. Assessments	
513. HOA FEES 04/01/2026 to 04/14/2026	$26.13
514.	
515.	
516.	
517.	
518.	
519.	
520. Total Reduction Amount Due Seller	**$116,735.61**
600. Cash at Settlement to/from Seller	
601. Gross amount due to seller (line 420)	$117,000.00
602. Less reductions in amounts due seller (line 520)	$116,735.61
603. Cash ☒ To ☐ From Seller	$264.39

L. Settlement Charges

	Paid From Borrower's Funds at Settlement	Paid From Seller's Funds at Settlement
700. Total Real Estate Broker Fees		
Division of commission (line 700) as follows :		
701. $		
702. $		
703. Commission paid at settlement		
704.		
800. Items Payable In Connection with Loan		
801. Our origination charge		
802. Your credit or charge (points) for the specific interest rate chosen		
803. Appraisal fee		
804. Credit report		
805. Tax service		
806. Flood certification		
807.		
808.		
809.		
810.		
900. Items Required by Lender to be Paid In Advance		
901. Daily interest charges from 04/14/2026 to 05/01/2026 @ $39.33 /day	$668.61	
902. Mortgage insurance premium		
903. Homeowner's insurance		
904.		
1000. Reserves Deposited with Lender		
1001. Initial deposit for your escrow account		
1002. Homeowner's insurance		
1003. Mortgage insurance		
1004. Property taxes		
1005.		
1006.		
1007. Aggregate Adjustment $0.00		
1100. Title Charges		
1101. Settlement or closing fee to Sherman & Phalen, LLC		
1102. Owner's title insurance to Sherman & Phalen, LLC	$500.00	
1103. Lender's title insurance to Sherman & Phalen, LLC	$459.00	
1104. Lender's title policy limit $117,998.44		
1105. Owner's title policy limit $117,000.00		
1106. Attorney's Fee to Sherman & Phalen, LLC	$500.00	
1107. Title Examination to Sherman & Phalen, LLC	$225.00	
1108. Title Commitment to Sherman & Phalen, LLC	$200.00	
1109. E-recording fee to Simplifile	$4.75	
1110. Post Closing Fee to Sherman & Phalen, LLC	$45.00	$45.00
1111. Technology fee to Sherman & Phalen, LLC	$25.00	$25.00
1200. Government Recording and Transfer Charges		
1201. Recording fees: Deed $25.00 Mortgage $25.00 Release $ to Clayton County Clerk of Superior Court	$50.00	
1202. City/County tax/stamps Deed $0.00 Mortgage $0.00		
1203. State tax/stamps Deed $117.00 Mortgage $0.00 to Clayton County Clerk of Superior Court	$117.00	
1204.		
1300. Additional Settlement Charges		
1301. HOA - Outstanding Balance to Community Association Management, LLC		$2,985.50
1302. HOA - 2nd Half of Dues to Community Association Management, LLC		$275.00
1303. HOA - Initiation Fee to Community Association Management, LLC	$150.00	
1304. HOA - Processing Fee to Community Association Management, LLC		$175.00
1305. Outstanding Water Bill to Clayton County Water Authority		$133.05
1306.		
1307.		
1308.		
1309.		
1400. Total Settlement Charges (enter on lines 103, Section J and 502, Section K)	$2,944.36	$3,638.55

See signature addendum

ACKNOWLEDGMENT AND RECEIPT OF SETTLEMENT STATEMENT

DATE: April 14, 2026

PURCHASER: Mazz Georgia, LLC

SELLER: Landa App LLC – 1910 Grove way Hampton GA LLC

PROPERTY: 1910 Grove Way, Hampton, GA 30228

Purchaser and Seller acknowledge that each has received, reviewed, and approved the entries appearing on the Settlement Statement, and each acknowledge receipt of a copy of same. Purchaser further acknowledges receipt and disbursement on his behalf of the loan proceeds in full. Seller acknowledges receipt and payment in full of the proceeds due Seller from the settlement. Seller warrants the correctness of all payoff amounts, if any, for outstanding liens and encumbrances; if any deficiency occurs, Seller shall promptly remit the same to the settlement agent. Seller shall be responsible if any reassessment of taxing for period prior to closing.

If the proration of taxes and assessments was made based on estimated amounts prior to receipt of current actual bills, Purchaser and Seller agree to adjust the prorations shown on the Settlement Statement between themselves when current actual bills are received. The payment of all outstanding taxes and assessments not paid at settlement are assumed by Purchaser.

Purchaser and Seller acknowledge that settlement agent make no representations as to the status of any outstanding or past due water, sewerage or other utility bills applicable to the property. The status of such items shall be determined by and are the responsibility of the Purchaser and Seller.

Purchaser and Seller agree that should any inadvertent errors or omissions later be discovered in any documents executed at settlement, they shall promptly execute such corrective documents and remit such sums as may be required to adjust or correct such errors or omissions.

Purchaser hereby acknowledges that a real property tax return and application for homestead exemption is required by law and is to be filed with the county tax collector in which the property lies, between January 1 and March 31 of the year immediately following settlement and those filings are the sole responsibility of Purchaser. Seller warrants that all required tax returns and applicable exemption applications have been filed for the current tax year. Seller further agrees to reimburse Purchaser for any penalties caused by Seller's failure to file a proper and timely tax return.

As part of the consideration of this sale, the contract between the parties is by reference incorporated herein and made a part hereof; the terms and conditions contained therein shall survive the closing and shall not merge upon delivery of the deed of conveyance.

Settlement Agents disbursements may be based on uncollected funds.

SELLER:

Landa App LLC – 1910 Grove way Hampton GA LLC,
a Georgia Limited Liability Company

By: ______________________
Sammiya Mujtaba, Authorized Signor

Sherman & Phalen, LLC

By: ______________________
Settlement Agent

PURCHASER:

Mazz Georgia, LLC
a Georgia Limited Liability Company

By: Signed in counterparts
Howard Katz, Member

As part of the consideration of this sale, the contract between the parties is by reference incorporated herein and made a part hereof; the terms and conditions contained therein shall survive the closing and shall not merge upon delivery of the deed of conveyance.

Settlement Agents disbursements may be based on uncollected funds.

SELLER:

Landa App LLC – 1910 Grove way Hampton GA LLC,
a Georgia Limited Liability Company

By: signed in counterparts
Sammya Mujtaba, Authorized Signor

Sherman & Phalen, LLC

By: [signature]
Settlement Agent

PURCHASER:

Mazz Georgia, LLC
a Georgia Limited Liability Company

By: [signature]
Howard Katz, Member